Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Strong 2021 First-quarter Financial Results;

Including Higher Sales; Raises Full-year Guidance

Key Highlights

•	Sales of $2.3 billion, an increase of $337 million

•	Net income attributable to Dana of $71 million, an increase of $13 million

•	Diluted EPS of $0.48, an increase of $0.08

•	Adjusted net income attributable to Dana of $97 million, an increase of $29 million

•	Adjusted EBITDA of $234 million, margin of 10.3 percent of sales

•	Diluted adjusted EPS of $0.66

•	Operating cash flow of $27 million

•	Acquisition of Pi Innovo LLC, further enhances e-Propulsion software, controls, and electronics capabilities

MAUMEE, Ohio, April 28, 2021 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2021.

“Dana realized higher sales of $2.3 billion in the first quarter as a result of continued strength in the light-truck market, as well as growth in both the commercial-vehicle and off-highway markets,” said James Kamsickas, Dana chairman and CEO.

“While our end-markets have recovered from last year’s shutdowns, higher costs related to supply-chain disruptions and shipping constraints continue to challenge the mobility industry. Our established multi-end-market presence tempers these outside pressures as we continue to execute our enterprise strategy, launch our significant new business backlog, and focus on strengthening our vehicle electrification position.”

First-quarter 2021 Financial Results

Sales for the first quarter of 2021 totaled $2.26 billion, compared with $1.93 billion in the same period of 2020, representing a $337 million improvement driven by strong customer demand and the conversion of sales backlog.

Adjusted EBITDA for the first quarter of 2021 was $234 million, compared with $205 million for the same period in 2020. Profit conversion on higher sales in the first quarter of 2021 was tempered by increased raw material and supply chain constraints.

Adjusted net income attributable to Dana and diluted adjusted earnings per share were $97 million and $0.66 for the first quarter of 2021, $29 million and $0.19 higher than the prior year due to the conversion of higher market demand in this year’s first quarter.

Operating cash flow in the first quarter of 2021 was $27 million, compared with a use of $51 million in the same period of 2020.

Adjusted free cash flow was a use of $26 million, compared with a use of $114 million in the first quarter of 2020. Adjusted free cash flow in this year’s first quarter benefited from higher earnings and lower working capital requirements.

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“As markets continue to recover from the challenges of the global pandemic, strong first-quarter sales provide the conviction to increase our full-year guidance as we accelerate the achievement of our long-term growth targets,” said Jonathan Collins, executive vice president and chief financial officer of Dana.

Revised 2021 Financial Targets1

•	Sales of $8.50 to $9.00 billion;

•	Adjusted EBITDA of $920 million to $1.0 billion, an implied adjusted EBITDA margin of approximately 11 percent at the midpoint of the range;

•	Diluted adjusted EPS of $2.10 to $2.60;

•	Operating cash flow of approximately 7 to 8 percent of sales; and

•	Adjusted free cash flow of approximately 3 to 3.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana to Host Conference Call at 9 a.m. Wednesday, April 28

Dana will discuss its first-quarter results in a conference call at 9 a.m. EDT on Wednesday, April 28. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 8399308 and ask for “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on April 28 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 8399308. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income (loss) before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Adjusted net income (loss) attributable to the parent company is a non-GAAP financial measure which we have defined as net income (loss) attributable to the parent company, excluding any discrete income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced

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comparability to net income attributable to the parent company reported by other companies. Adjusted net income (loss) attributable to the parent company is neither intended to represent nor be an alternative measure to net income (loss) attributable to the parent company reported in accordance with GAAP.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income (loss) attributable to the parent company divided by adjusted diluted shares. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income (loss) attributable to the parent company. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

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Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions for all mobility markets across the globe. The company’s conventional and clean-energy solutions support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.1 billion in 2020 with 38,000 associates in 33 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2021” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on its people, which has earned it global recognition as a top employer, including “World’s Best Employer’ from Forbes magazine. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2021	2020
Net sales	$2,263	$1,926
Costs and expenses
Cost of sales	2,012	1,720
Selling, general and administrative expenses	119	106
Amortization of intangibles	4	3
Restructuring charges, net	1	3
Impairment of goodwill		(51)
Other income (expense), net	(19)	4

Earnings before interest and income taxes	108	47
Interest income	2	2
Interest expense	34	29

Earnings before income taxes	76	20
Income tax expense (benefit)	22	(16)
Equity in earnings of affiliates	14	2

Net income	68	38
Less: Noncontrolling interests net income	1	2
Less: Redeemable noncontrolling interests net loss	(4)	(22)

Net income attributable to the parent company	$71	$58

Net income per share available to common stockholders
Basic	$0.49	$0.40
Diluted	$0.48	$0.40
Weighted-average shares outstanding - Basic	144.9	144.2
Weighted-average shares outstanding - Diluted	146.4	144.8

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions)	March 31,
	2021	2020
Net income	$68	$38
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(5)	(154)
Hedging gains and losses	(17)	29
Defined benefit plans	3	3

Other comprehensive loss	(19)	(122)

Total comprehensive income (loss)	49	(84)
Less: Comprehensive loss attributable to noncontrolling interests	1	17
Less: Comprehensive loss attributable to redeemable noncontrolling interests	3	14

Comprehensive income (loss) attributable to the parent company	$53	$(53)

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2021 and December 31, 2020

(In millions, except share and per share amounts)	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$483	$559
Marketable securities	26	21
Accounts receivable
Trade, less allowance for doubtful accounts of $6 in 2021 and $7 in 2020	1,428	1,201
Other	237	231
Inventories	1,260	1,149
Other current assets	139	127

Total current assets	3,573	3,288
Goodwill	488	479
Intangibles	250	236
Deferred tax assets	613	611
Other noncurrent assets	153	169
Investments in affiliates	149	152
Operating lease assets	192	190
Property, plant and equipment, net	2,184	2,251

Total assets	$7,602	$7,376

Liabilities and equity
Current liabilities
Short-term debt	$26	$26
Current portion of long-term debt	8	8
Accounts payable	1,536	1,331
Accrued payroll and employee benefits	203	190
Taxes on income	44	35
Current portion of operating lease liabilities	42	43
Other accrued liabilities	311	308

Total current liabilities	2,170	1,941
Long-term debt, less debt issuance costs of $26 in 2021 and $27 in 2020	2,420	2,420
Noncurrent operating lease liabilities	157	154
Pension and postretirement obligations	463	479
Other noncurrent liabilities	340	368

Total liabilities	5,550	5,362

Commitments and contingencies
Redeemable noncontrolling interests	182	180
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 145,142,687 and 144,515,658 shares outstanding	2	2
Additional paid-in capital	2,415	2,408
Retained earnings	583	530
Treasury stock, at cost (10,657,998 and 10,442,582 shares)	(161)	(156)
Accumulated other comprehensive loss	(1,044)	(1,026)

Total parent company stockholders’ equity	1,795	1,758
Noncontrolling interests	75	76

Total equity	1,870	1,834

Total liabilities and equity	$7,602	$7,376

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions)	March 31,
	2021	2020
Operating activities
Net income	$68	$38
Depreciation	88	85
Amortization	7	4
Amortization of deferred financing charges	2	2
Earnings of affiliates, net of dividends received	(14)	(2)
Stock compensation expense	5	4
Deferred income taxes	(6)	(35)
Pension expense, net		1
Impairment of goodwill		51
Change in working capital	(133)	(183)
Other, net	10	(16)

Net cash provided by (used in) operating activities	27	(51)

Investing activities
Purchases of property, plant and equipment	(53)	(63)
Acquisition of businesses, net of cash acquired	(17)	(8)
Purchases of marketable securities	(11)	(12)
Proceeds from sales of marketable securities	6	6
Settlements of undesignated derivatives		(3)
Other, net	2	(5)

Net cash used in investing activities	(73)	(85)

Financing activities
Net change in short-term debt	(1)	298
Proceeds from long-term debt	2	4
Repayment of long-term debt	(1)	(1)
Deferred financing payments	(2)
Dividends paid to common stockholders	(14)	(15)
Distributions to noncontrolling interests		(1)
Contributions from noncontrolling interests	1	2
Other, net	(1)	(4)

Net cash provided by (used in) financing activities	(16)	283

Net increase (decrease) in cash, cash equivalents and restricted cash	(62)	147
Cash, cash equivalents and restricted cash – beginning of period	567	518
Effect of exchange rate changes on cash balances	(12)	(29)

Cash, cash equivalents and restricted cash – end of period	$493	$636

DANA INCORPORATED

Reconciliation of Net Cash Provided By (Used In) Operating Activities to

Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions)	March 31,
	2021	2020
Net cash provided by (used in) operating activities	$27	$(51)
Purchase of property, plant and equipment	(53)	(63)

Free cash flow	(26)	(114)
Discretionary pension contributions

Adjusted free cash flow	$(26)	$(114)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions)	March 31,
	2021	2020
Sales
Light Vehicle	$991	$808
Commercial Vehicle	352	333
Off-Highway	632	532
Power Technologies	288	253

Total Sales	$2,263	$1,926

Segment EBITDA
Light Vehicle	$100	$83
Commercial Vehicle	14	21
Off-Highway	80	72
Power Technologies	41	30

Total Segment EBITDA	235	206
Corporate expense and other items, net	(1)	(1)

Adjusted EBITDA	$234	$205

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended
(In millions)	March 31,
	2021	2020
Segment EBITDA	$235	$206
Corporate expense and other items, net	(1)	(1)

Adjusted EBITDA	234	205
Depreciation	(88)	(85)
Amortization	(7)	(4)
Non-service cost components of pension and OPEB costs	(2)	(2)
Restructuring charges, net	(1)	(3)
Stock compensation expense	(5)	(4)
Strategic transaction expenses	(3)	(6)
Loss on investment in Hyliion	(17)
Loss on disposal group held for sale	(7)
Impairment of goodwill		(51)
Other items	4	(3)

Earnings before interest and income taxes	108	47
Interest income	2	2
Interest expense	34	29

Earnings before income taxes	76	20
Income tax expense (benefit)	22	(16)
Equity in earnings of affiliates	14	2

Net income	$68	$38

DANA INCORPORATED

Reconciliation of Net Income Attributable to the Parent Company to

Adjusted Net Income Attributable to the Parent Company and

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2021 and 2020

(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Net income attributable to parent company	$71	$58
Items impacting income before income taxes:
Amortization	5	4
Restructuring charges, net	1	3
Strategic transaction expenses	3	6
Loss on investment in Hyliion	17
Loss on disposal group held for sale	5
Impairment of goodwill		31
Items impacting income taxes:
Net income tax expense on items above	(6)	(3)
Tax (benefit) attributable to various discrete tax matters	1	(31)

Adjusted net income attributable to the parent	$97	$68

Diluted shares - as reported	146.4	144.8
Adjusted diluted shares	146.4	144.8

Diluted adjusted EPS	$0.66	$0.47